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Exhibit 10.12                                                    EXECUTION COPY






                     LOAN ORIGINATION AND PURCHASE AGREEMENT


                                   dated as of


                                 April 18, 1996


                                     between


                   KFC NATIONAL PURCHASING COOPERATIVE, INC.,
                    d/b/a FOODSERVICE PURCHASING COOPERATIVE
                                    as Seller


                                       and


                       NATIONAL CONSUMER COOPERATIVE BANK
                                    as Buyer



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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS
SECTION 1.01    Defined Terms....................................................  1
SECTION 1.02    General Principles Applicable to Definitions..................... 13
SECTION 1.03    Accounting Terms................................................. 13


                                   ARTICLE II

                                 THE COMMITMENT

SECTION 2.01    Origination of Loans............................................. 14
SECTION 2.02    Purchases........................................................ 15
SECTION 2.03    Commitment Termination Date...................................... 16
SECTION 2.04    Authorization and Agency......................................... 16


                                   ARTICLE III

                    CLOSING PROCEDURE; CONDITIONS TO PURCHASE

SECTION 3.01    Payment.......................................................... 18
SECTION 3.02    Effective Date................................................... 18
SECTION 3.03    Buyer's Conditions Precedent to Acceptance....................... 18
SECTION 3.04    Additional Delivery Requirements for Initial Closing Date........ 19
SECTION 3.05    Seller's Conditions Precedent.................................... 19


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01    Seller's Corporate Representations and Warranties................ 21
SECTION 4.02    Buyer's Representations and Warranties........................... 22


                                    ARTICLE V

                     DOCUMENTATION, SERVICING AND COLLECTION

SECTION 5.01   Documentation, Servicing and Collections......................... 24
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
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
SECTION 5.02   Reserve Account.................................................. 24
SECTION 5.03   Documentation and Servicing; Maintenance of System and Lien
               Priority......................................................... 24
SECTION 5.04   Loan Reports..................................................... 25
SECTION 5.05   Optional Repurchase of Defaulted Loans and after Obligor
               Default.......................................................... 25


                                   ARTICLE VI

                               SELLER'S COVENANTS

SECTION 6.01   Covenants........................................................ 26


                                   ARTICLE VII

                               TERMINATION EVENTS

SECTION 7.01   Termination Events............................................... 29
SECTION 7.02   Consequences of Termination Event................................ 30
SECTION 7.03   Remedies of a Secured Party...................................... 30


                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01   Further Assurances............................................... 32
SECTION 8.02   No Waiver:  Remedies Cumulative.................................. 32
SECTION 8.03   Governing Law.................................................... 32
SECTION 8.04   Consent to Jurisdiction; Waiver of Immunities.................... 32
SECTION 8.05   Notices.......................................................... 32
SECTION 8.06   Assignment....................................................... 32
SECTION 8.07   Capital Markets Funding.......................................... 33
SECTION 8.08   Confidentiality.................................................. 33
SECTION 8.09   Severability..................................................... 34
SECTION 8.10   Attorney's Fees.................................................. 34
SECTION 8.11   Limitation on Third Party Beneficiaries.......................... 34
SECTION 8.12   Term of Agreement................................................ 34
SECTION 8.13   Entire Agreement; Amendment...................................... 34
SECTION 8.14   Headings......................................................... 34
SECTION 8.15   Counterparts..................................................... 35


Exhibit A -    Forms of Note and Related Documents

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                     LOAN ORIGINATION AND PURCHASE AGREEMENT

     This LOAN ORIGINATION AND PURCHASE AGREEMENT is executed as of April 18,
1996 between KFC NATIONAL PURCHASING COOPERATIVE, INC., d/b/a FOODSERVICE
PURCHASING COOPERATIVE, a Delaware corporation, as Seller (the "Seller" or
"FoodService") and NATIONAL CONSUMER COOPERATIVE BANK, a financial institution organized under the laws of the United States (the "Buyer" or "NCB").

     NOW, THEREFORE, for full and fair consideration, the parties hereto agree as follows:

     ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Defined Terms. The following terms, as used herein, have the following meanings:

     "Affiliate" shall mean, with respect to a Person, any other Person (or group of related Persons) which (i) directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) directly or indirectly owns more than 5% of such Person's voting stock, or (iii) is a director or corporate officer of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Bank Act" shall mean the National Consumer Cooperative Bank Act, 12 U.S.C.
ss.ss. 3001-3051, and any regulations and policies adopted thereunder.

     "Business Day" shall mean any day other than Saturday, Sunday and a day on which banks in Washington, D.C. are authorized to close.

     "Buyer" shall mean NCB.

     "Cash Flow Ratio" shall mean, with respect to an Obligor, at any date and for the period reflected in the related Obligor Financial Statements, the consolidated ratio (expressed as a number taken to 2 decimal places) of (a)
EBITDA to (b) Cash Interest Expense plus CPLTD; provided that if such Obligor has taken on new debt which is not reflected on the Obligor Financial
Statements, or if a new loan has been approved but not yet funded, the denominator of the ratio will be adjusted to account for the CPLTD of the new debt or loan and related interest expense.

     "Cash Interest Expense" shall mean, for any period, gross interest expense for such period determined in accordance with U.S. GAAP.



     "Closing Date" shall mean, with respect to each Loan, the date on which such Loan is originated and sold to the Buyer.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all or any portion of the collateral, whether real or personal, tangible or intangible, or otherwise, pledged by any Obligor or Loan Guarantor to secure repayment of its Loan and the related Note (other than Cooperative Assets).

     "Collateral Coverage Ratio" shall mean, with respect to any Loan, as of any date, the consolidated ratio (expressed as a number taken to 2 decimal places) of (a) the value of all Primary Collateral which secures such Loan, to (b) the aggregate Principal Balance of such Loan; provided that if such Loan (1) either
(A) is being purchased simultaneously with any other Obligor Group Loan or Loans or (B) is the second or later Loan to be purchased with respect to the related Obligor Group, and (2) shares Cross Collateral with such simultaneously--or previously--purchased Obligor Group Loans, the Collateral Coverage Ratio with respect to such Loan shall mean the consolidated ratio (expressed as a percentage) of (a) the value of all Primary Collateral (which includes Cross Collateral) to (b) the aggregate Principal Balance of such Loan and the other Obligor Group Loans which share Cross Collateral. The value of different types of Collateral will be determined as follows: (i) furniture, fixtures, equipment and inventory will be valued at 100% of net book value as reflected on the related Obligor Financial Statements; and (ii) real estate will be valued at either (x) the assessed value, as shown on the local assessor's lists, established no earlier than 9 months before the date of the Purchase by the Buyer hereunder, (y) the value established by an MAI appraisal dated no earlier than 9 months before the date of the Purchase by the Buyer hereunder, or (z) any other value acceptable to the Buyer.

     "Collections" shall mean any and all amounts received in respect of Loans and related Notes or Related Documents, whether from the Obligors or any other source, including any Liquidation Proceeds.

     "Commitment Termination Date" shall mean June 1, 1997, or such earlier or later date as provided by Section 2.03 hereof.

     "Consolidated Net Worth" shall mean, with respect to any Person, as of any date of determination, the consolidated balance sheet "net worth" of such Person determined in accordance with U.S. GAAP.

     "Consolidated Tangible Net Worth" means, with respect


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to any Person, at any date, Consolidated Net Worth less (i) all assets which should be classified as intangible assets (such as good will, patents, trademarks, copyrights, franchises and covenants not to compete) and (ii) to the extent not already deducted from total assets, all reserves including those for deferred income taxes, depreciation, obsolescence or amortization of properties and (iii) all capital stock or other investments in any direct or indirect subsidiary other than in (x) any offshore investment subsidiary, or (y) a subsidiary having all or substantially all of its operations in the United States.

     "Controlled Group" means, with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which (1) together with such Person are treated as a single employer under Section 414(b) or 414(c) of the Code or (2) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (n) of the Code, includes such Person as a member.

     "Cooperative Assets" shall mean the assets (including cash) owned or earned by an Obligor relating to its membership in the Seller, including the Seller's capital stock and patronage dividends.

     "CPLTD" shall mean, with respect to any Person, as of any date, that portion of such Person's long-term Debt (that is, Debt with a term of greater than one year) which matures and is due and payable within one year.

     "Cross Collateral" shall mean, with respect to any Loan, all or any portion of the Primary Collateral pledged to secure any other Obligor Group Loan or Loans previously purchased by the Buyer, which also secures such Loan.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or agreements (including obligations of the parties under this Agreement or the Guaranty Agreement), (iii) all obligations of such Person to pay the deferred purchase price of property or services other than trade receivables and open accounts arising in the ordinary course, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt secured by a lien on any asset owned of such Person, whether or not such Debt is otherwise an obligation of such Person which Debt, if Non-Recourse to such Person, shall be deemed to be in an amount equal to the lesser of the principal amount of such obligations or the aggregate fair market value of such assets, and (vi) all Guaranteed Debt (including, in the case



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

of the Guarantor, the Guarantor's obligations under the Guaranty Agreement).

     "Defaulted Loan" shall mean, as of any date, a Loan with respect to which any of the following has occurred: (a) there has occurred an Obligor Default with respect to such Loan and such Obligor Default has been continuing for a period of 15 days, or (b) the Obligor under such Loan has sought protection under the United States Bankruptcy Code or is the subject of an involuntary bankruptcy.

     "EBITDA" means, for any Person, for any period, the consolidated net income (or net loss) of such Person for such period as determined in accordance with U.S. GAAP, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) Cash Interest Expense, (iv) total income tax expense, and (v) extraordinary or unusual losses (and other after-tax losses on sales of assets outside of the ordinary course of business and not otherwise included in U.S. GAAP extraordinary or unusual losses), less (b) the sum of (i) extraordinary or unusual gains (and other after tax gains on sales of assets outside of the ordinary course of business and not otherwise included in U.S. GAAP extraordinary or unusual gains) of the Person for such period and (ii) the net income (or loss) of any Person that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid to such Person.

     "Eligible Loan" shall mean a Loan which has a credit and underwriting approval from NCB and which, on the applicable Closing Date, satisfies each of the following applicable criteria:

          i) The Loan was originated in the United States and monthly payments on such Loan are payable on the first day of each month in U.S. Dollars by an Obligor domiciled in the United States;

          (ii) The Loan has an original Principal Balance of at least $100,000 and no greater than $2,000,000;

          (iii) The related Note and all other Notes executed by the related Obligor (or other Person directly or indirectly controlling, controlled by or under common control with, such Obligor), together with any other promissory notes or evidences of indebtedness executed by such Obligors for the benefit of the Buyer (either directly or as buyer or assignee), shall have an aggregate outstanding balance of less than $2,000,000;

          (iv) The Loan has an original term to maturity of no greater than seven years (or, in the case of a Loan the primary purpose of which is to finance real estate, 10 or 15


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

     years);

          (v) The related Note provides that the principal be amortized monthly over the term of such Note with level monthly payments of principal and interest;

          (vi) The Obligor with respect to such Loan is a member in good standing of FoodService;

          (vii) The Obligor with respect to such Loan has a positive net worth as accounted for under U.S. GAAP, consistently applied, is not the subject of any bankruptcy proceeding, and has no present intention to seek relief under the federal bankruptcy laws;

          (viii) With respect to such Loan, Uniform Commercial Code financing statements and/or mortgages have been duly filed in all places where filing is necessary, and all other or additional acts have been taken as are necessary to perfect Buyer's first priority security interests arising pursuant to the Related Documents in the related Primary Collateral and such other related Collateral as is governed by the Uniform Commercial Code;

          (ix) As of the applicable Closing Date, if such Loan is a Standard Loan, the aggregate Principal Balance of such Loan and all other Loans (including Loans purchased on previous Closing Dates, if any) classified as Standard Loans is no greater than 25% of the Maximum Purchase Amount;

          (x) If such Loan is (a) a Superior Loan, it shall bear interest at either a fixed rate equal to the Treasury Rate in effect at the time of origination plus 300 basis points or a variable rate of LIBOR from time to time plus 275 basis points; (b) a Preferred Loan, it shall bear interest at either a fixed rate equal to the Treasury Rate in effect at the time of origination plus 325 basis points or a variable rate of LIBOR from time to time plus 300 basis points; and (c) a Standard Loan, it shall bear interest at either a fixed rate equal to the Treasury Rate in effect at the time of origination plus 525 basis points or a variable rate of LIBOR from time to time plus 500 basis points; provided that if such Loan has an original Principal Balance greater than $500,000, the interest rate for such Loan shall be 25 basis points lower than the applicable number of basis points specified above; and

          (xi) The purpose for which the Loan is being made is to provide to the related Obligor (who is either a new or existing franchisee of a KFC or Taco Bell store and business) financing or refinancing for capital improvements, equipment purchases, and acquisitions, expansions or renovations of new or existing KFC or Taco Bell franchises.


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

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Funded Debt" means Debt which matures by its terms more than one year from the date it was originally incurred, or is unconditionally renewable or extendible at the option of the debtor to a date more than one year from such date, or which arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year from such date.

     "Government Approval" means an approval, permit, license, authorization, certificate or consent of any Governmental Authority.

     "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

     "Guaranteed Debt" shall mean, as applied to any debt, for any Person (i) a guarantee by such Person (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such debt or (ii) a similar agreement, direct or indirect, contingent or otherwise, providing for the payment or performance (or payment of damages in the event of non-performance) of such Person of any part or all of such debt. The amount of any Guaranteed Debt of such Person shall be deemed to be the maximum amount of the debt guaranteed for which the guarantor could be held liable under such Guaranteed Debt.

     "Guarantor" shall mean FoodService and its Successors and assigns.

     "Guarantor Default" shall have the meaning given in Section 5.01 of the Guaranty Agreement.

     "Guaranty" shall mean the first loss guaranty of Liquidation Losses provided by Guarantor in accordance with the Guaranty Agreement.

     "Guaranty Agreement" means the Guaranty Agreement dated as of April 18, 1996, by and between Buyer and Guarantor, as the same may be amended and supplemented from time to time.

     "Guaranty Amount" shall have the meaning given in the Guaranty Agreement.

     "Guaranty Payments" shall mean (i) the amounts paid by


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Guarantor to the Buyer pursuant to the Guaranty and (ii) the amounts transferred from the Reserve Account to the Buyer in payment of the Guaranty.

     "Initial Closing Date" shall mean April 18, 1996.

     "Large Loan" shall mean a Loan with an original Principal Balance greater than $2,000,000 that the Buyer, in its sole discretion, determines satisfies its credit, underwriting and pricing criteria.

     "Leverage Ratio" shall mean, for any Person, for any period, the ratio of the total liabilities of such Person to the Consolidated Tangible Net Worth of such Person.

     "LIBOR" shall mean, on any date of determination, the reserve-adjusted London interbank rate for one-month Euro-Dollar deposits, as determined by NCB.

     "Liquidated Loan" shall mean any Defaulted Loan as to which the Buyer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Loan; provided, however, that a Defaulted Loan which has not been determined to have become a Liquidated Loan within six months after becoming a Defaulted Loan shall be deemed a Liquidated Loan on the sixth month anniversary date of such Loan becoming a Defaulted Loan. A Loan which is deemed a Liquidated Loan shall be due and payable on the date so deemed.

     "Liquidation Losses" shall mean, with respect to any Liquidated Loan, on any date of determination, the amount by which (A) the sum of (i) the Principal Balance of such Loan, (ii) accrued and unpaid interest thereon at the loan interest rate applicable to such Loan and (iii) unreimbursed reasonable fees and expenses incurred by NCB and payable to third parties in connection with servicing the liquidation of such Defaulted Loan, exceeds (B) the Net Liquidation Proceeds.

     "Liquidation Proceeds" shall mean cash and any other amounts received in connection with the liquidation of Defaulted Loans and related Collateral, whether through insurance payments, trustee's sale, foreclosure sale or otherwise.

     "Loan" shall mean each loan (including Eligible Loans and Large Loans) underwritten, processed and originated, in the name of the Seller, by NCB, and immediately after origination sold and transferred to the Buyer pursuant to this Agreement, together with the rights and obligations of a holder thereof, payments thereon and proceeds therefrom, the Loans subject to this Agreement being identified on the Loan Report.

     "Loan File" means the documents pertaining to a Loan,


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

including the related Note and Related Documents assembled by NCB, as agent for the Seller, in accordance with Section 2.01(d) of this Agreement.

     "Loan Guarantor" shall mean any Person who (i) guarantees an Obligor's payment and/or other obligations under any Loan, (ii) co-signs, or is a co-maker on, the related Note, or (iii) otherwise supports, either in a primary or secondary position, an Obligor's obligations with respect to a Loan, the related Note or other Related Documents.

     "Loan Proposal" shall mean the proposal prepared by NCB for each loan being reviewed for financing, such proposal setting forth the terms and conditions on which such loan is proposed to be made.

     "Loan Report" shall mean the monthly report prepared by the Buyer and delivered to the Seller, each such report identifying the Loans purchased under this Agreement by the names of the Obligors and Loan numbers and specifying as to each such Loan (i) the Principal Balance as of the close of business on the first day of the month in which such Loan Report is delivered (or, in the case of the first monthly Loan Report delivered after the Purchase of a Loan, the applicable Closing Date) and (ii) whether such Loan is a Defaulted Loan or an Obligor Default exists with respect to such Loan, and if so, a brief description of the nature of the default and the effort the Buyer is taking to cause such default to be cured or to make Collections on such Loan.

     "MAI" shall mean Member of the American Institute of Real Estate
Appraisers.

     "Maximum Purchase Amount" shall mean $20,000,000, or such increased amount (which shall be in $10,000,000 increments) as the parties hereto may from time to time agree in writing.

     "Multiemployer Plan" shall mean, for any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by such Person or any member of a Controlled Group on behalf of its employees and which is covered by Title V of ERISA.

     "NCB" shall mean National Consumer Cooperative Bank, a financial institution organized under the laws of the United States, and its Successors and assigns.

     "Net Liquidation Proceeds" shall mean Liquidation Proceeds net of (i) any reimbursements to the Buyer made therefrom for any expenses incurred in liquidating Loans and (ii) amounts required to be released to the related Obligor pursuant to applicable law.



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

     "Non-Recourse Debt" means Debt or that portion of Debt of any Person or a Subsidiary of such Person as to which (a) the holders of such Debt agree that they will look solely to the property securing such Debt for payment on or in respect of such Debt and (b) no default with respect to such Debt would permit (after notice or passage of time or both) according to the terms thereof, any holder of any Debt for money borrowed by such Person or a Subsidiary of such Person to declare a default on such Debt or cause the payment thereof to be accelerated or payable prior to stated maturity.

     "Note" shall mean any promissory note evidencing the indebtedness of an Obligor under a Loan.

     "Obligor" shall mean the Person or Persons primarily obligated to repay the Loan and the indebtedness evidenced by the related Note including, without limitation, all Persons executing such Note (regardless of whether they have also executed all subsequent extension agreements relating to such Note).

     "Obligor Default" shall mean (a) the failure by a Obligor to pay when due (whether as a scheduled monthly payment, at maturity, upon required prepayment, acceleration, demand or otherwise) the Loan and the indebtedness evidenced by related Note or any Related Document, or any interest or premium thereon which failure continues after the applicable grace period, if any, specified in such Note or Related Document relating to such Loan; or (b) the failure by an Obligor to perform any material term or covenant on its part to be performed under any Loan, related Note or Related Document which failure continues after the applicable grace period, if any, specified in the Note or Related Document, if the effect of such failure to perform is to accelerate or to permit the acceleration of the maturity of the indebtedness evidenced by such Note or Related Document; or (c) the occurrence of an event or condition whereby the indebtedness related to the Loan of any Obligor shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof.

     "Obligor Financial Statements" shall mean the balance sheets and related statements of income and retained earnings prepared in accordance with U.S. GAAP which shall be prepared by an accounting service or by in-house accounting personnel acceptable to NCB. For purposes of determining the Cash Flow Ratio, Collateral Coverage Ratio and Leverage Ratio, the financial statements reflecting the most recently-available fiscal year's results will be used, provided that if such financial statements reflect a period ended more than nine months earlier, an interim statement covering at least two quarters' results shall be used.

     "Obligor Group" shall include an Obligor and any of its Affiliates and Subsidiaries.

     "Obligor Group Loans" shall mean all Loans purchased by the Buyer from any member of an Obligor Group.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by the Seller or a member of the Controlled Group.

     "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Plan" shall mean, for any Person, at any time, an employee pension benefit plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by such Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or (ii) maintained pursuant to collective bargaining agreement or other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

     "Preferred Loan" shall mean any Loan which is an Eligible Loan and which satisfies, as of the applicable Closing Date, all of the criteria for a Standard Loan and at least four of the following criteria: (i) the Loan has a Collateral Coverage Ratio of at least 1.33%, (ii) the related Obligor has a Cash Flow Ratio of at least 1.50%, (iii) either (a) the related Obligor has owned quick-service food franchises which have operated as such for at least six (6) years, (b) the quick-service food franchise to which such Loan relates has operated as such for at least six (6) years, or (c) the related Obligor has owned and operated the quick-service food franchise to which such Loan relates for at least four (4) years, (iv) the related Obligor has a Leverage Ratio (as shown on the related Obligor Financial Statement) of less than 5:1 and (v) the related Obligor's Obligor Financial Statement(s) show (y) a positive EBITDA for the most recent fiscal year or a positive EBITDA for one of the two most recent fiscal years and
(z) a positive net EBITDA for the three most recent fiscal years.

     "Primary Collateral" shall mean that portion of the Collateral in which Seller had, prior to the sale and assignment


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

hereunder, first priority perfected security interests.

     "Principal Balance" shall mean, with respect to any Loan, at any date of determination, the original principal balance of such Loan, minus the portion of the Collections applied to the repayment or prepayment of the principal of such Loan.

     "Property" shall mean all of the Seller's rights, title and interest in the Loans and related property and rights conveyed and sold pursuant to Section 2.02(b).

     "Purchase" shall have the meaning ascribed to such term in Section 2.02 hereof.

     "Purchase Price" for each Loan shall mean the original principal balance of such Loan.

     "Rating Agency" shall mean Standard & Poor's, Moody's Investors Service, Inc., or any Successor of either, or any other nationally-recognized rating agency.

     "Related Documents" shall mean with respect to each Loan and related Note, any loan agreement, security agreement, mortgage, assignment of lease and all other documents, instruments or assignments (including amendments or modifications thereof) executed by the Obligor or other Person on Obligor's behalf in respect of such Loan and related Note, including, without limitation, general or limited guaranties.

     "Reserve Account" means account created, funded and maintained as provided in Section 5.02 hereof.

     "Reserve Deposit Date" shall mean the first (1st) day of each February and July, unless such day is not a Business Day, in which event, "Reserve Deposit Date" shall mean the next succeeding Business Day.

     "Reserve Spread" means (i) for each Standard Loan, 62.5 basis points, (ii) for each Preferred Loan and each Superior Loan, 12.5 basis points and (iii) for each Large Loan, 0 basis points.

     "Responsible Officer" shall mean when used with respect to the Buyer, Guarantor or Seller, the chairman of the Board of Directors, any vice chairman of the Board of Directors, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title "vice president"), the secretary, the treasurer, any assistant treasurer, or any other officer or assistant officer of the Buyer, Guarantor or Seller customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively.

     "Seller" shall mean KFC National Purchasing Cooperative, Inc., d/b/a FoodService Purchasing Cooperative, a Delaware corporation, and its Successors and assigns.

     "Standard Loan" shall mean any Loan which is an Eligible Loan and which satisfies, as of the applicable Closing Date, the following criteria: (i) the Loan has a Collateral Coverage Ratio of at least 1.00%; (ii) the related Obligor has a Cash Flow Ratio of at least 1.25%; (iii) either (a) the related Obligor has owned quick-service food franchises which have operated as such for at least two (2) years or (b) the quick-service food franchise to which such Loan relates has operated as such for at least two (2) years, (iv) the related Obligor has a Leverage Ratio (as shown on the related Obligor Financial Statement) of less than 8:1 and (v) the related Obligor's Obligor Financial Statement(s) show a positive EBITDA for the most recent fiscal year and/or a positive net EBITDA for the three most recent fiscal years.

     "Subordinated Debt" means, with respect to any Person, Debt of such Person which by its terms provides that no payments or distributions may be made thereon or in respect thereto at any time when a default has occurred and is continuing under any document providing for repayment of Debt of such Person for borrowed money (other than such Subordinated Debt) or for the payment by such Person of the purchase price of tangible property.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

     "Superior Loan" shall mean any Loan which is an Eligible Loan and which satisfies, as of the applicable Closing Date, all of the criteria for a Preferred Loan and at least four of the following criteria: (i) the Loan has a Collateral Coverage Ratio of at least 1.5%, (ii) the related Obligor has a Cash Flow Ratio of at least 2.0%, (iii) the related Obligor has owned and operated the quick-service food franchise to which such Loan relates for at least six (6) years, (iv) the related Obligor has a Leverage Ratio (as shown on the related Obligor Financial Statement) of less than 2.5:1, and (v) the related Obligor's Obligor Financial Statements show positive EBITDA for each of the three most recent fiscal years.

     "Termination Date" shall mean the first date on which all Loans shall have been paid in full.

     "Termination Event" shall have the meaning given in Section 7.01.

     "Treasury Rate" shall mean, on any date of determination, the weekly average yield on United States Treasury Securities, adjusted to a constant maturity of five (5) years, as published on the last preceding adjustment date in document H.15 (519) published by the Board of Governors of the Federal Reserve System and entitled "Federal Reserve Statistical Release," or its successor publication.

     "Unfunded Vested Liability" shall mean, with respect to any Person and any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent evaluation date for such Plan, but only to the extent that such excess represents a potential liability of such Person or any member of the Controlled Group to the PBGC of the Plan under Title IV of ERISA.

     "U.S. GAAP" has the meaning specified in Section 1.03.

     SECTION 1.02 General Principles Applicable to Definitions. Definitions given in Section 1.01 shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to Persons whether masculine, feminine or neuter. References herein to any document including, without limitation, this Agreement, a Loan, a Note and a Related Document shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended.

     SECTION 1.03 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles ("U.S. GAAP") consistently applied.

                               [End of Article I]

     ARTICLE II

                                 THE COMMITMENT

     SECTION 2.01 Origination of Loans. Until the Commitment Termination Date,

     (a) FoodService agrees to market the Loan origination program provided by this Agreement to potential obligors and NCB agrees to participate in such marketing. Any expenses incurred by FoodService or NCB in connection with such marketing shall be borne by the party incurring such expense.

     (b) FoodService shall refer potential obligors to NCB from time to time for review and a determination of whether to approve loans to such obligors which will, upon origination, be sold to NCB pursuant to this Agreement. Each referral by FoodService of a potential obligor shall contain (i) a certification by a Responsible Officer of FoodService to the effect that to the best of such Officer's knowledge (A) the potential obligor is a member in good standing of FoodService and (B) FoodService's previous business dealings with the potential obligor have been satisfactory and based on the credit history of the potential obligor and FoodService's current dealings with the potential obligor, FoodService knows of no reason why a loan should not be made to the potential obligor and (ii) a recommendation by FoodService to NCB to approve, subject to NCB's general underwriting standards for loans of such nature, the referred loan for a specified amount (or an amount which exceeds such specified amount by the lesser of $100,000 or 10% of the specified amount). NCB shall have full discretion in determining whether to approve any potential loan and obligor referred hereunder by FoodService and shall apply its own credit and underwriting standards in making each such determination.

     (c) Prior to sending any Loan Proposal to a potential obligor with respect to a Large Loan, NCB shall forward a copy of such Loan Proposal to FoodService for its review. In addition, prior to sending to a potential obligor a Loan Proposal specifying a loan amount that exceeds the amount recommended by FoodService in its loan referral, NCB shall forward a copy of such Loan Proposal to FoodService for its review.

     (d) Pursuant to Section 2.04, NCB, as agent for FoodService, will originate, in the name of FoodService, Loans, provided that the original aggregate Principal Balance of such Loans (excluding Large Loans) shall not exceed the Maximum Purchase Amount. NCB agrees to process and prepare each loan for closing and on the Closing Date for each Loan, execute all Loan documentation as agent for FoodService. NCB will prepare the documentation for each Loan on forms substantially similar to the forms of Note and Related Documents attached hereto as Exhibit A, or such other forms as are from time to time provided by NCB to FoodService. FoodService agrees to cooperate fully in enabling NCB to originate each such loan in FoodService's name.

     (e) FoodService and NCB acknowledge that each Loan approved by NCB and originated in the name of FoodService pursuant to this Agreement will on the applicable Closing Date be sold and assigned by FoodService to NCB in a Purchase. FoodService further agrees to cooperate fully in effectuating the sale and assignment of Loans to NCB.

     SECTION 2.02 Purchases. (a) Subject to the terms and conditions hereof, until the Commitment Termination Date, the Seller shall from time to time sell to the Buyer and the Buyer shall purchase at the Purchase Price from the Seller each Loan originated by NCB in the name of FoodService (each, a "Purchase"). The aggregate Purchases of Loans other than Large Loans shall not exceed the Maximum Purchase Amount. The aggregate Purchases of Large Loans shall have no limitation.

     (b) At the time of each Purchase, Seller does hereby assign, sell, set-over, transfer and otherwise convey to the Buyer, without recourse (but subject to Seller's covenants, representations and warranties specifically provided herein), all of Seller's right, title and interest in, to and under (i) each Loan purchased on the date of such Purchase and any and all moneys of whatsoever nature payable pursuant to each such Loan, (ii) all rights, powers, and remedies of Seller under or in connection with each such Loan, whether arising under the terms of such Loan, by statute, at law or in equity, or otherwise arising out of any default by the Obligor under such Loan, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) all security interests and lien rights of Seller in each item of Collateral pledged to secure any such Loan, all additions, alterations, accessions or modifications thereto or replacement of any part thereof, and all intangibles and other rights associated with the Collateral, (iv) all rights of Seller under each Related Document, in each case as the same may be modified, amended, supplemented or restated from time to time, (v) all documents of title, books and records concerning the foregoing property (including all computer programs, tapes, disks and related items containing any such information), and
(vi) all proceeds, products, rents or profits of the foregoing of any nature whatsoever, including all Net Liquidation Proceeds (collectively, the "Property").

     (c) In connection with each transfer, sale and assignment of a Loan, the Buyer hereby agrees to assemble as of the date of each Purchase the Loan File with respect to such Loan, which shall include, but not be limited to, the following:

          (i) the original Note, endorsed by NCB, as agent for Seller, as follows: "Pay to the order of National Consumer Cooperative Bank, without recourse" and signed by NCB, as agent for Seller;

          (ii) executed original counterparts of the Related Documents;

          (iii) With respect to Loans secured by mortgages on real property, (A) the original mortgage, which shall either be in a form ready for recording or have evidence of recording thereon; and (B) the original assignment of mortgage from Seller (executed by NCB, as agent for the Seller) endorsed as follows: "National Consumer Cooperative Bank," with evidence of recording thereon; and

          (iv) copies of all UCC-1 financing statements (or UCC-3 assignments to financing statements) identifying each Loan, related Collateral and Related Documents and naming either (A) the Obligor, as debtor, the Seller, as secured party, assignor and the Buyer, as assignee, or (B) the Buyer as secured party and Seller as debtor, to be filed in Kentucky.

     (d) It is the intention of the parties to this Agreement that each conveyance of Seller's right, title and interest in and to the Property pursuant to this Agreement shall constitute a purchase and sale and not a loan. If, notwithstanding the foregoing, the conveyance of the Property to the Buyer hereunder is characterized by any third party as a pledge, the parties intend that Seller shall be deemed hereunder to have granted to the Buyer a first priority perfected security interest in all of Seller's right, title and interest in, to and under the Loans, the Notes, the related Collateral and Related Documents, and all monies due or to become due with respect thereto after the applicable Closing Date, and that this Agreement shall constitute a security agreement under applicable law.

     SECTION 2.03 Commitment Termination Date. The Commitment Termination Date may be extended by mutual agreement of the Seller and the Buyer. Upon written notice to Buyer, the Seller may terminate the Loan origination and sale program established by this Agreement.

     SECTION 2.04 Authorization and Agency. The Seller hereby appoints and authorizes NCB to act as the Seller's agent in connection with the processing, documenting and originating of Loans under this Agreement, and to take such actions on behalf of the Seller and to exercise such powers as are delegated to NCB hereby and as are reasonably incidental to accomplishing the agency created under this Agreement. NCB hereby accepts such appointment and agrees to act as agent for the Seller in processing, documenting and originating Loans for the purpose of selling such Loans to the Buyer. In acting as agent for the Seller in connection with the origination of Loans in the name of the Seller, NCB shall use the same diligence and practices as it uses in processing and originating loans for its own account.

                               [End of Article II]

     ARTICLE III

                    CLOSING PROCEDURE; CONDITIONS TO PURCHASE

     SECTION 3.01 Payment. Subject to Section 3.04, on each Closing Date, the Buyer shall cause to be paid to Seller the Purchase Price of each Loan sold by the Seller to Buyer on such Closing Date by disbursing the proceeds of such Loan to the related Obligor's intended payees (which may include the Seller) as approved by the Buyer.

     SECTION 3.02 Effective Date. Each sale made pursuant to Section 2.02 shall be effective, and all right, title and interest in the Loans and the related Property so sold shall pass to the Buyer at such time as Buyer shall pay the Purchase Price in respect thereof.

     SECTION 3.03 Buyer's Conditions Precedent to Acceptance. The obligation of Buyer to cause the Purchase Price to be paid on each Closing Date is subject to the fulfillment on such Closing Date of each of the following conditions (relating only to the Loan or Loans purchased on each such Date):

     (a) No Termination Event, and no event which with the giving of notice or passage of time or both would constitute a Termination Event shall have occurred and be continuing;

     (b) Each representation and warranty of the Seller set forth in Section
4.01 shall be true and correct in all material respects;

     (c) The Guaranty Agreement shall be in full force and effect and shall not have been terminated.

     (d) Each representation and warranty of Guarantor set forth in Article 3.01 of the Guaranty Agreement hereof shall be true and correct in all material respects;

     (e) The Buyer shall have received, with respect to each Loan and the related Collateral, (i) either receipt-stamped acknowledgment copies or copies in proper form for filing of UCC-1 financing statements naming the Obligor, as debtor, the Seller, as secured party, and the Buyer, as assignee, and (ii) the original mortgage and assignment to NCB, which has evidence of recording thereon or is in a proper form for recording, for each jurisdiction in which, in the Buyer's judgment, filings are necessary or desirable to perfect the Buyer's interest in the Loans and related Collateral.

     (f) The Buyer shall have determined that each Loan and the related Collateral comply with NCB's general credit and underwriting standards.

     SECTION 3.04 Additional Delivery Requirements for Initial Closing Date. The obligation of the Buyer to perform any of its obligations under this Agreement shall be further subject to satisfaction of each of the following delivery requirements on the Initial Closing Date (or on the date specified below) to the reasonable satisfaction of Buyer:

     (a) Buyer shall have received the Guaranty Agreement duly executed by the Guarantor;

     (b) The Buyer shall have received a receipt-stamped acknowledgment copy of a Uniform Commercial Code financing statement on Form UCC-l naming Buyer as "Secured Party" and executed by Seller as "Debtor" covering the Loans sold pursuant to this Agreement, related Notes, related Collateral, the Related Documents and the proceeds thereof, from the appropriate offices in the State of Kentucky;

     (c) Buyer shall have received an opinion of counsel for FoodService dated such date and in a form reasonably acceptable to Buyer, including an opinion to the effect that this Agreement and the Guaranty Agreement are the legal, valid and binding obligations of FoodService, enforceable against FoodService under the laws of the State of Kentucky;

     (d) Buyer shall have received in form and substance reasonably satisfactory to it a certified copy of a resolution adopted by the Board of Directors of FoodService, authorizing the execution, delivery and performance of this Agreement and the Guaranty Agreement and the endorsement and sale of the Notes under this Agreement, together with evidence of the authority and specimen signatures of the persons who have signed this Agreement and the Guaranty Agreement and endorse the Notes on behalf of FoodService and such other evidence of corporate authority as Buyer may reasonably require; and

     (e) Buyer shall have received officers' certificates from FoodService in forms reasonably acceptable to Buyer.

     SECTION 3.05 Seller's Conditions Precedent. (a) The obligations of Seller to cooperate with Buyer in the origination of Loans and to sell Loans to Buyer on the Initial Closing Date is subject to the following:

          (i) The Seller shall have received an opinion of counsel for NCB dated such date to the effect that this Agreement is the legal, valid and binding obligation of NCB, enforceable against NCB under the laws of the State of New York;

          (ii) The Seller shall have received an officers' certificate from NCB in a standard form;

          (iii) The Seller shall have received the Guaranty Agreement duly executed by the Buyer; and

          (iv) The Seller shall have received the Purchase Price or evidence of payment of the Purchase Price, as appropriate.

     (b) The obligations of Seller to cooperate with Buyer in the origination of Loans and to sell Loans on each Closing Date shall be further subject to receipt of evidence on such Closing Date to the reasonable satisfaction of Seller that
(i) each representation and warranty of the Buyer set forth in Section 4.02 shall be true and correct in all material respects, and a duly authorized officer of Buyer shall have so certified to Seller in writing and (ii) the Purchase Price for each Loan purchased on such Closing Date shall have been paid.

                              [End of Article III]

     ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01 Seller's Corporate Representations and Warranties. Seller represents and warrants to Buyer as of each Closing Date and as of the date of execution of this Agreement as follows:

     (a) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is doing business only under its given corporate name and the name FoodService Purchasing Cooperative, and is qualified to do business in each other jurisdiction where the conduct of its business or the ownership of its properties requires such qualification, and has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, to execute, deliver and perform this Agreement and to sell the Loans and related Property.

     (b) The execution, delivery and performance by the Seller of this Agreement, the endorsement of the Notes, the sale and assignment of any Loans, related Notes and Related Documents and the security interest in the related Collateral hereunder and the appointment of NCB as agent pursuant to Section
2.04 hereof have been duly authorized by all necessary corporate action of Seller, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Debt of Seller, except such as have been obtained (certified copies thereof having been delivered to Buyer), do not contravene any law, regulation, rule or order binding on it or its Certificate of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Seller is a party or by which Seller or any of the Loans, related Notes or Related Documents may be bound or affected.

     (c) No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Seller of this Agreement or any assignment or the endorsement of the Notes or in connection with the sale of the Loans and related Property contemplated hereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Buyer).

     (d) This Agreement has been duly executed and delivered by Seller and constitutes, and any assignment and any endorsement of a Note when duly executed and delivered will constitute, the legal, valid and binding obligation of the Seller enforceable against Seller in accordance with its terms.

     (e) Except as described in Seller's Reports on Form 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission, there are no actions, proceedings, investigations, or claims against or affecting Seller now pending before any court, arbitrator or other Governmental Authority (nor to the knowledge of Seller has any thereof been threatened nor does any basis exist therefor) which if determined adversely to the Seller would be likely to have a material adverse effect on the financial condition or operations of Seller or on Seller's ability to perform its obligations under this Agreement, or under an endorsement of any Note.

     (f) The consolidated balance sheet of the Seller and its Affiliates and Subsidiaries at October 31, 1995, and the related statements of income and retained earnings of Seller and its Affiliates and Subsidiaries for the fiscal year then ended, copies of which have been furnished to Buyer, fairly present the financial condition of Seller and its Affiliates and Subsidiaries as at such date and the results of operations of Seller and its Affiliates and Subsidiaries for the fiscal year then ended, all in accordance with U.S. GAAP consistently applied. Since that date, there has been no material adverse change in the financial condition or operations of Seller or any of its Subsidiaries or Affiliates.

     (g) Neither Seller nor any of its Subsidiaries or Affiliates is in material breach of or default under any agreement or agreements to which it is a party or which are binding on it or any of its assets and which provide for the payment of monies, the delivery of goods or the provision of services in amounts or with values in the aggregate in excess of Five Hundred Thousand Dollars ($500,000).

     (h) Seller's chief executive offices and the offices where such Seller keeps records concerning the Loans and related Property are located at 950 Breckenridge Lane, Louisville, Kentucky 40232 or such other location to which such offices are moved pursuant to Section 6.01(i) hereof.

     (i) This Agreement, the financial statements referred to in Section 4.01(f) and all other instruments, documents, certificates and statements furnished to the Buyer by the Seller, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     (j) Seller is "eligible" to borrow from NCB under the provisions of the Bank Act.

     (k) Seller owns stock in NCB in an amount at least equal to one percent (1%) of the aggregate Principal Balance of all Loans (excluding Large Loans) purchased pursuant to this

Agreement.

     SECTION 4.02 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

     (a) Buyer is a financial institution duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to execute, deliver and perform this Agreement and to purchase the Loans and related Property and to accept its appointment as agent pursuant to Section 2.04 hereof.

     (b) Execution, delivery and performance by Buyer of this Agreement and the purchase of the Loans and related Property hereunder have been duly authorized by all necessary corporate action of Buyer, do not require any shareholder approval or the approval or consent of any trustee or the holders of any indebtedness of Buyer, do not contravene any law, regulation, rule or order binding on it or its Articles of Association or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Buyer is a party or by which Buyer or any of its properties may be bound or affected.

     (c) No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Buyer of this Agreement or in connection with any of the transactions contemplated hereby.

     (d) This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                               [End of Article IV]

     ARTICLE V
                     DOCUMENTATION, SERVICING AND COLLECTION

     SECTION 5.01 Documentation, Servicing and Collections. The Buyer will document and perform all servicing functions with respect to the Loans from the date of their origination in compliance with all applicable laws. The Buyer shall retain all Collections other than the amount required to be deposited into the Reserve Account pursuant to Section 5.02 hereof.

     SECTION 5.02 Reserve Account. The Buyer shall establish and maintain a segregated bank account in the name of the Buyer, for the benefit of the Guarantor (the "Reserve Account"). Unless and until a Guarantor Default shall have occurred and be continuing, on each Reserve Deposit Date, the Buyer shall deposit in the Reserve Account out of Collections previously received by the Buyer an amount equal to the sum of, for each Loan, the product of (i) the average outstanding Principal Balance during the period beginning on the last Reserve Deposit Date and ending on the day before such Reserve Deposit Date, times (ii) the applicable Reserve Spread, times (iii) a fraction, the denominator of which is 360 and the numerator of which is the actual number of days in the period described in clause (i) above. Moneys in the Reserve Account shall be the functional equivalent of the Guaranty and shall, unless the Guarantor notifies the Buyer that it will make the Guaranty Payment and the Guarantor makes such Guaranty Payment when due, be first applied as Guaranty Payments whenever any demand for payment on the Guaranty is made on the Guarantor. Moneys in the Reserve Account shall be invested in the reasonable discretion of the Buyer and investment earnings shall be retained in such Account. If, at any time, the amount on deposit in the Reserve Account exceeds the aggregate of the then-current Guaranty Amounts for all Loans, the Buyer shall promptly distribute such excess to the Guarantor. Any amounts remaining in the Reserve Account on the earlier of (i) termination of this Agreement or (ii) the date on which the Guaranty Amount is reduced to zero shall be paid to the Guarantor.

     SECTION 5.03 Documentation and Servicing; Maintenance of System and Lien Priority.

     (a) The Buyer shall use the same diligence and practices in documenting, servicing and collecting the Loans, the related Collateral and the Related Documents as it uses in documenting, servicing and collecting all other indebtedness evidenced by notes and related documents held for its own account and, in any event, shall endeavor to collect or cause to be collected from each Obligor the amounts as and when due and owing under such Obligor's Note and Related Documents. In performing its duties hereunder, the Buyer shall take such actions with respect to the Loans, Notes and Related Documents as, in its reasonable business judgment, it may deem advisable to maintain or enhance receipt of timely Collections thereunder. In addition, the Buyer shall use its best efforts to collect on any Defaulted Loan so as to maximize Liquidation Proceeds and notwithstanding that a Guaranty Payment may have been received with respect to a Defaulted Loan, shall diligently pursue all efforts to collect on such Loan, including by liquidating Collateral and by seeking to collect any deficiency against the related Obligor.

     (b) The Buyer shall arrange and maintain with respect to the Loans, related Notes and Related Documents, data processing, accounting and related services adequate for the effective and timely performance of its servicing obligations hereunder in accordance with good business practices and in compliance with all applicable federal, state and local laws and regulations.

     (c) The Buyer agrees to take all actions, including lien searches and continuation statement filings, necessary or desirable to ensure that the liens arising pursuant to the Related Documents and securing repayment of any Obligor's indebtedness evidenced by a related Note will be maintained as continuously perfected first priority (except in the case of Collateral which is not Primary Collateral, in which event the Buyer shall take all actions to maintain the priority sold and assigned hereunder) security interests (except as otherwise approved by Buyer) in all applicable jurisdictions.

     SECTION 5.04 Loan Reports. On the 10th day of each month (or if such day is not a Business Day, the next succeeding Business Day), the Buyer shall deliver to the Seller an updated Loan Report.

     SECTION 5.05 Optional Repurchase of Defaulted Loans and after Obligor Default. Seller will have the option to repurchase any Loan sold by Seller to Buyer if (i) such Loan is a Defaulted Loan or (ii) an Obligor Default has occurred and has then been continuing for at least thirty (30) days. Such Loan shall be repurchased by Seller from Buyer upon at least five (5) Business Days' notice to Buyer at a repurchase price equal to the Principal Balance of such Loan plus accrued interest thereon to the date of repurchase.

                               [End of Article V]

     ARTICLE VI

                               SELLER'S COVENANTS

     SECTION 6.01 Covenants. At all times prior to the later of (i) the Termination Date or (ii) the date on which all obligations of the Seller under this Agreement and of the Guarantor under the Guaranty Agreement have been performed in full, Seller agrees to do all of the following unless the Buyer shall otherwise consent in writing.

     (a) Preservation of Corporate Existence, Etc. To preserve and maintain its corporate existence, rights, and privileges in the jurisdiction of its incorporation and will qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary or advisable in view of the business and operations of Seller or the ownership of its properties.

     (b) Compliance with Laws. To comply in all material respects with all laws, regulations, rules and orders of Governmental Authorities applicable to Seller or to its operations or property, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof.

     (c) Other Obligations. To pay and discharge before the same shall become delinquent (after giving effect to all applicable grace periods) all Debt, taxes and other obligations for which Seller is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a lien upon the assets of Seller, except any thereof whose validity or amount is being contested in good faith by the Seller in appropriate proceedings, and except other Debt, taxes and other obligations which, in the aggregate do not exceed Five Hundred Thousand Dollars ($500,000); provided, however, the covenant included in this Section 6.01(c) shall not extend to any obligation of Seller identified in Section 6.01(h) or 7.01(f).

     (d) Visitation; Records. At any reasonable time and from time to time, upon 48 hours written notice, to permit Buyer to (i) examine and make copies of Seller's records, (ii) visit the properties of the Seller, and (iii) discuss the affairs, finances and accounts of the Seller as they relate to the transactions contemplated by this Agreement with any of its officers. The Seller will keep adequate records and books of accounts in which complete entries will be made, in accordance with U.S. GAAP, reflecting all financial transactions of the Seller as they relate to the transactions contemplated by this Agreement.

     (e) Financial Information. To deliver to Buyer (i) as soon as available and in any event within one hundred twenty days of the end of the Seller's fiscal year, the financial statements of the Seller, together with the balance sheet and income statements of the Seller, accompanied by the audit report thereon by independent certified public accountants (which report shall be prepared in accordance with U.S. GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of the Seller's records and shall contain no disclaimer of opinion or adverse opinion); (ii) within 120 days of the end of each fiscal year for the Seller, an Annual Report on Form 10-K for such year filed by the Seller with the Securities and Exchange Commission; (iii) as soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Seller, the unaudited balance sheet and statement of income and retained earnings of the Seller as of the end of such fiscal quarter (including the fiscal year to the end of such fiscal quarter); (iv) within one hundred twenty (120) days after the close of each fiscal year of the Seller, a certificate signed by the chief financial officer of the Seller, stating that as of the close of such fiscal year no Termination Event or other event which, with notice or lapse of time or both would have become a Termination Event had occurred and was continuing; (v) prompt notice of any material borrowings or material adverse changes in Seller's financial condition; and (v) such other statements, reports and other information as Buyer may reasonably request concerning the financial condition.

     (f) Notification. Promptly after learning thereof, to notify Buyer of (i) the details of any action, proceeding, investigation or claim against or affecting the Seller instituted before any court, arbitrator or Governmental Authority or, to the Seller's knowledge, threatened to be instituted, which, after taking into account the likelihood of success, might reasonably result in a judgment or order against the Seller (in excess of insurance coverage and when combined with all other pending or threatened claims), of more than Five Hundred Thousand Dollars ($500,000); (ii) if the Seller or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1)(2)(5)(6) of Section 403 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "Reportable Event" as defined in subsection (c)(2) of Section 4043 of ERISA and the Seller attains knowledge thereof) which might constitute grounds for termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (iii) Seller's material breach of its obligations under this Agreement; (iv) any circumstance or event of which a Responsible Officer of the Seller has actual knowledge which materially impairs or might reasonably be expected to impair an Obligor's ability to repay or perform its obligations under, the related Loan; or (v) the occurrence of any Termination Event or other event which, with notice or lapse of time or both, would constitute a Termination Event.

     (g) ERISA Compliance. To not and not allow any member of its Controlled Groups or any Plan of any of them to: (i) engage in any "prohibited transaction" as such term is defined in Section 4.06 or Section 2003(a) of ERISA; (ii) incur any "accumulated funding deficiencies" (as such term is defined in Section 3.02 of ERISA) whether or not waived; (iii) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of the Seller or any member of their respective Controlled Groups pursuant to Section 4068 of ERISA; or (iv) violate state or federal securities laws applicable to any Plan.

     (h) No Name Change, Etc. To not change its name, identity or corporate structure in any manner which could make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of any applicable enactment of the Uniform Commercial Code without giving Buyer at last sixty (60) days prior written notice thereof.

     (i) Relocation of Offices. To give Buyer at least sixty (60) days prior written notice of any relocation of its chief executive offices or the offices where records concerning the Loans and related Property are kept.

     (j) Bank Act Eligibility and Stock Ownership. To remain "eligible" to borrow from NCB pursuant to the provisions of the Bank Act and to own NCB stock in an amount at least equal to one percent (1%) of the aggregate Principal Balance of all Loans (excluding Large Loans) purchased pursuant to this Agreement.

                               [End of Article VI]

     ARTICLE VII

                               TERMINATION EVENTS

     SECTION 7.01 Termination Events. The occurrence of any of the following events shall constitute a "Termination Event" hereunder.

     (a) Breach of Covenant. Seller shall fail to perform or observe any covenant, obligation or term of Articles VI or VIII and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Seller by the Buyer; or

     (b) Guarantor Defaults. A Guarantor Default shall have occurred and be continuing; or

     (c) Voluntary Bankruptcy, Etc. Either Seller or any Subsidiary or Affiliate of Seller shall: (1) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (2) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

     (d) Involuntary Bankruptcy, Etc. An order for relief shall be entered against either Seller or any Subsidiary or Affiliate of Seller under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Seller or any Affiliate or Subsidiary of Seller, or of any substantial part of the property of Seller, or any Affiliate or Subsidiary, as the case may be, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of one hundred twenty (120) days after the filing of any involuntary petition against it seeking any of the relief specified in Section 7.01(c) or this Section 7.01(d) without the petition being dismissed prior to that time; or

     (e) Insolvency, Etc. Either Seller or any Affiliate or Subsidiary of the Seller shall (i) make a general assignment for the benefit of its creditors or
(ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Seller, or any Affiliate or Subsidiary, as the case may be, or (iii) admit its insolvency or liability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of Seller, or any Affiliate or Subsidiary, as the case may be; or

     (f) ERISA. Either Seller or Guarantor or any member of the Controlled Group shall fail to pay when due an amount amounts aggregating in excess of Five Hundred Thousand Dollars ($500,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) or ERISA), having aggregate Unfunded Vested Liabilities in excess of Five Hundred Thousand Dollars ($500,000) shall be filed under Title IV of ERISA by Seller or Guarantor, as the case may be, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans.

     SECTION 7.02 Consequences of Termination Event. If any Termination Event shall occur and be continuing, then in any such case and at any time thereafter so long as any such Termination Event shall be continuing, the Buyer may, at its option, immediately terminate the Buyer's commitment to originate Loans in the name of the Seller and to make any Purchases hereunder. In addition, upon the occurrence of any Termination Event specified in (c), (d), or (e) of Section
7.01 or a Termination Event arising out of Guarantor's insolvency or involvement in a voluntary or involuntary bankruptcy proceeding, subject to the provisions of Section 8.13, this Agreement shall automatically and immediately terminate. In addition, Buyer may pursue all other rights and remedies available herein and by applicable law.

     SECTION 7.03 Remedies of a Secured Party. Following the occurrence of a Termination Event, the Buyer shall have all remedies provided by law and without limiting the generality of the foregoing shall have the following remedies: (a) the remedies of a secured party under the Uniform Commercial Code;

(b) the right to make notification and pursue collection or, at Buyer's option, to sell all or any part of the Loans and related Property; (c) the right to exercise all of owner's or secured party's rights under the Loans and related Property; and (d) to the extent that notice shall be required by law to be given, Seller agrees that a period of twenty (20) days from the time the notice is sent shall be a reasonable period of notification of a sale or other, disposition of the Loans and related Property.

                              [End of Article VII]

     ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01 Further Assurances. Each party hereto agrees to execute and deliver to the other party and to perform all such other acts as the other party may reasonably request to carry out the transactions contemplated by this Agreement. Without limiting the foregoing, Buyer agrees to endorse without recourse the Note related to any Loan being resold to Seller pursuant to Articles II or IV, and to execute assignments and related Uniform Commercial Code financing statements to evidence the assignment of the Related Documents to Seller.

     SECTION 8.02 No Waiver: Remedies Cumulative. No failure by the Seller or Buyer to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

     SECTION 8.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 8.04 Consent to Jurisdiction; Waiver of Immunities. The Buyer and Seller hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the District of Columbia in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     SECTION 8.05 Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, telegram or cable and shall be sent for next Business Day delivery to each party at the address set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified, all such notices and communications if duly given or made shall be effective upon receipt.

     SECTION 8.06 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns. Notwithstanding the foregoing, the Seller may not assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of the Buyer, and any such assignment or transfer purported to be made without such consent shall be ineffective. Buyer may at any time sell, assign or transfer its rights hereunder, the Loans and related Property or participations therein without the consent of the Seller or the Guarantor.

     SECTION 8.07 Capital Markets Funding. Seller hereby agrees to cooperate with Buyer in making such reasonable modifications to this Agreement and the Related Documents, in executing such other documents and certificates, in causing to be prepared and delivered such opinions, certificates, financial reports and letters, and in taking such other actions, including obtaining interest rate protection agreements and an opinion of counsel relating to New York law, as are reasonably necessary to achieve capital markets funding of the Loans and the related Property or to improve the execution of such funding. The Buyer shall be responsible for all fees and expenses in connection with a capital markets funding of the Loans except for any fees and expenses incurred by the Seller or its legal counsel or agents up to $2,500. The Buyer shall be responsible for any fees and expenses of Seller's counsel in excess of $2,500, provided that the Seller shall be responsible for the cost of obtaining a New York law opinion with respect to the enforceability of this Agreement and the Guaranty Agreement from a law firm of FoodService's choice reasonably acceptable to NCB.

     SECTION 8.08 Confidentiality. (a) The Buyer shall maintain the confidentiality of any nonpublic information with respect to the Seller and the Obligors obtained by it in connection with the origination and sale of Loans as contemplated in this Agreement; provided that Buyer may disclose any such nonpublic information that becomes public through no violation of this provision and, provided further that, except as and subject to the provisions set forth below, Buyer may disclose any such information to any party involved in providing capital markets funding for the Loans, including, but not limited to, any actual or prospective party providing such financing, and/or any actual or prospective provider of credit enhancement, including liquidity support, in connection with such financing, any rating agency, and to any officers, directors, employees, outside accountants and lawyers of any of the foregoing, provided, however, that as a condition of such disclosure, the Buyer shall use its best efforts to cause such person(s) to agree to be bound by confidential covenants no less favorable to Seller than those contained in this Section 8.08. In addition, Buyer may disclose any such nonpublic information pursuant to any order, subpoena or request of any judicial, administrative or regulatory authority, provided that the Buyer gives the Seller written notice of such order, subpoena or request prior to disclosure of such nonpublic information. Unless the Buyer reasonably and in good faith determines that such action materially adversely affects its interests, Buyer shall give FoodService sufficient notice to contest such request, order or subpoena in a court of competent jurisdiction.

     (b) The Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the confidential information with respect to the Seller or each Obligor and their respective businesses obtained by it in connection with the transactions contemplated herein.

     SECTION 8.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     SECTION 8.10 Attorney's Fees. In the event it is necessary for any party hereto or its Successors or assigns to institute suit in connection with this Agreement or the breach thereof, the prevailing party in such suit shall be entitled to reimbursement for its reasonable costs, expenses and attorney's fees incurred including fees incurred on any appeal.

     SECTION 8.11 Limitation on Third Party Beneficiaries. No provision, warranty, representation, or agreement herein, whether express or implied, is intended to or shall be construed as conferring upon any Person not a party hereto (including, without limitation, any Obligor) any rights or remedies whatsoever.

     SECTION 8.12 Term of Agreement. This Agreement shall terminate upon the earlier to occur of (i) the reduction of the aggregate Principal Balance of the Loans (including Liquidated Loans as to which there remain unpaid Liquidation Losses) to zero and (ii) the date on which this Agreement is automatically terminated following the occurrence of any of the Termination Events specified in Section 7.02; provided, however, that (a) the rights and obligations accrued to, or incurred by, the Buyer or the Seller prior to such termination, and (b) the obligations of the Guarantor under the Guaranty Agreement, shall continue until such rights or obligations expire in accordance with their terms or applicable statutes of limitation.

     SECTION 8.13 Entire Agreement; Amendment. This Agreement comprises the entire agreement of the parties and may not be amended or modified except by written agreement of the parties hereto. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     SECTION 8.14 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     SECTION 8.15 Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                              [End of Article VIII]

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Origination and Purchase Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                                    KFC NATIONAL PURCHASING COOPERATIVE, INC., d/b/a FOODSERVICE PURCHASING COOPERATIVE, as Seller


                                    By _____________________________________
                                       Its _________________________________


                                    Notice Address:
                                    950 Breckenridge Lane
                                    Louisville, Kentucky  40232
                                    Attention: Chief Financial Officer


                                    NATIONAL CONSUMER COOPERATIVE BANK,
                                    as Buyer


                                    By _____________________________________
                                       Its _________________________________


                                    Notice Address:
                                         1401 Eye Street, N.W.
                                         Suite 700
                                         Washington, D.C. 20005